EXHIBIT 99.3

====================================================================================================
Financial Highlights

Hibernia Corporation and Subsidiaries
($ in thousands, except per-share data)                  1999           1998          Change
----------------------------------------------------------------------------------------------------
FOR THE YEAR
     Net income ....................................   $   175,103    $   180,956       (3.23)%
     Provision for loan losses .....................   $    87,800    $    27,226      222.49 %
     Efficiency ratio ..............................         54.40%         57.93%      (353)bp
----------------------------------------------------------------------------------------------------
PER COMMON SHARE
     Net income ....................................   $      1.07    $      1.11       (3.60)%
     Net income - assuming dilution ................   $      1.06    $      1.09       (2.75)%
     Cash-basis net income .........................   $      1.16    $      1.18       (1.69)%
     Cash-basis net income - assuming dilution .....   $      1.15    $      1.16        (.86)%
     Shareholders' equity (book value) .............   $      8.09    $      7.94        1.89 %
     Market value ..................................   $    10.625    $    17.375      (38.85)%
     Cash dividends declared .......................   $      .435    $      .375       16.00 %
----------------------------------------------------------------------------------------------------
AT YEAR END
     Assets ........................................   $15,314,179    $14,329,884        6.87 %
     Earning assets ................................   $14,166,875    $13,328,293        6.29 %
     Loans .........................................   $10,856,676    $ 9,907,194        9.58 %
     Nonperforming loans ...........................   $    76,461    $    40,940       86.76 %
     Reserves as a percentage of nonperforming loans        204.12%        318.39%          N/M
     Deposits ......................................   $11,855,903    $10,892,573        8.84 %
     Debt ..........................................   $   844,849    $   806,337        4.78 %
     Shareholders' equity ..........................   $ 1,375,515    $ 1,344,602        2.30 %
     Leverage ratio ................................          8.11%          8.55%       (44)bp
     Common shares outstanding (000s) ..............       160,325        159,850         .30 %
----------------------------------------------------------------------------------------------------
AVERAGE BALANCES
     Assets ........................................   $14,636,956    $13,212,785       10.78 %
     Earning assets ................................   $13,628,134    $12,298,261       10.81 %
     Loans .........................................   $10,455,733    $ 9,121,587       14.63 %
     Deposits ......................................   $11,177,213    $10,218,221        9.39 %
     Debt ..........................................   $   840,533    $   711,627       18.11 %
     Shareholders' equity ..........................   $ 1,359,726    $ 1,286,395        5.70 %
     Common shares outstanding (000s) ..............       157,253        157,169         .05 %
====================================================================================================
----------

N/M = not meaningful

All financial information has been restated for mergers accounted for as poolings of interests. The effects of mergers accounted for as purchase transactions have been included from the date of consummation. Dividends per common share are historical amounts. For discussion of net income per common share, refer to the consolidated financial statements footnote "Net Income Per Common Share Data." Cash-basis net income excludes the amortization of purchase accounting intangibles.

Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Shareholders
Hibernia Corporation

We have audited the accompanying consolidated balance sheets of Hibernia Corporation and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hibernia Corporation and Subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young, LLP

New Orleans, Louisiana
January 17, 2000

========================================================================================================================
Consolidated Balance Sheets

Hibernia Corporation and Subsidiaries
December 31 ($ in thousands)                                                               1999            1998
------------------------------------------------------------------------------------------------------------------------
Assets
  Cash and cash equivalents ....................................................   $    827,699    $    945,021
  Securities available for sale ................................................      2,660,322       2,761,701
  Securities held to maturity (estimated fair value of $297,072
     at December 31, 1999) .....................................................        300,525               -
  Mortgage loans held for sale .................................................         92,704         281,434
  Loans, net of unearned income ................................................     10,856,676       9,907,194
      Reserve for loan losses ..................................................       (156,072)       (130,347)
------------------------------------------------------------------------------------------------------------------------
          Loans, net ...........................................................     10,700,604       9,776,847
------------------------------------------------------------------------------------------------------------------------
  Bank premises and equipment ..................................................        205,165         194,723
  Customers' acceptance liability ..............................................            108             331
  Other assets .................................................................        527,052         369,827
------------------------------------------------------------------------------------------------------------------------
          Total assets .........................................................   $ 15,314,179    $ 14,329,884
========================================================================================================================

Liabilities
  Deposits:
      Noninterest-bearing ......................................................   $  2,085,322    $  2,065,770
      Interest-bearing .........................................................      9,770,581       8,826,803
------------------------------------------------------------------------------------------------------------------------
          Total deposits .......................................................     11,855,903      10,892,573
------------------------------------------------------------------------------------------------------------------------
  Short-term borrowings ........................................................      1,102,690       1,134,136
  Liability on acceptances .....................................................            108             331
  Other liabilities ............................................................        135,114         151,905
  Debt .........................................................................        844,849         806,337
------------------------------------------------------------------------------------------------------------------------
          Total liabilities ....................................................     13,938,664      12,985,282
------------------------------------------------------------------------------------------------------------------------
Shareholders' equity
Preferred Stock, no par value:
    Authorized - 100,000,000  shares;  2,000,000 Series A issued and outstanding at December 31, 1999
     and 1998, respectively ....................................................        100,000         100,000
  Class A Common Stock, no par value:
    Authorized - 300,000,000  shares;  issued and  outstanding - 160,324,729 and
     159,850,398 at December 31, 1999 and
     1998, respectively ........................................................        307,824         306,913
  Surplus ......................................................................        425,185         416,269
  Retained earnings ............................................................        631,314         531,233
  Accumulated other comprehensive income .......................................        (54,122)         27,938
  Unearned compensation ........................................................        (34,686)        (37,751)
------------------------------------------------------------------------------------------------------------------------
          Total shareholders' equity ...........................................      1,375,515       1,344,602
------------------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity ...........................   $ 15,314,179    $ 14,329,884
========================================================================================================================
----------

See notes to consolidated financial statements.

====================================================================================================
Consolidated Income Statements

Hibernia Corporation and Subsidiaries
Year Ended December 31 ($ in thousands, except per-share data) 1999         1998         1997
----------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ......................   $   862,310    $ 782,939    $ 665,017
    Interest on securities available for sale .......       168,217      166,480      177,703
    Interest on securities held to maturity .........         1,908            -            -
    Interest on short-term investments ..............        11,928       15,036       17,703
    Interest and fees on mortgage loans held for sale        10,962       13,273        4,281
----------------------------------------------------------------------------------------------------
        Total interest income .......................     1,055,325      977,728      864,704
----------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits ............................       370,844      354,842      333,681
    Interest on short-term borrowings ...............        52,756       40,238       31,189
    Interest on debt ................................        46,920       39,854        5,754
----------------------------------------------------------------------------------------------------
        Total interest expense ......................       470,520      434,934      370,624
----------------------------------------------------------------------------------------------------
Net interest income .................................       584,805      542,794      494,080
    Provision for loan losses .......................        87,800       27,226        3,433
----------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses .       497,005      515,568      490,647
----------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits .....................        97,301       87,222       79,909
    Trust fees ......................................        23,190       16,683       15,535
    Retail investment service fees ..................        23,561       17,230       12,070
    Mortgage loan origination and servicing fees ....        18,737       15,366        9,739
    Other service, collection and exchange charges ..        35,989       28,667       22,860
    Other operating income ..........................        15,493       16,362       13,564
    Securities gains, net ...........................           432        5,899        2,739
----------------------------------------------------------------------------------------------------
        Total noninterest income ....................       214,703      187,429      156,416
----------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ..................       211,526      212,142      207,718
    Occupancy expense, net ..........................        33,388       34,604       34,691
    Equipment expense ...............................        33,465       31,167       31,259
    Data processing expense .........................        31,503       29,590       26,891
    Advertising and promotional expense .............        14,258       15,226       15,907
    Foreclosed property expense, net ................          (866)      (1,019)      (3,173)
    Amortization of intangibles .....................        23,763       17,138       15,034
    Other operating expense .........................        93,884       87,307       90,552
----------------------------------------------------------------------------------------------------
        Total noninterest expense ...................       440,921      426,155      418,879
----------------------------------------------------------------------------------------------------
Income before income taxes ..........................       270,787      276,842      228,184
Income tax expense ..................................        95,684       95,886       80,289
----------------------------------------------------------------------------------------------------
Net income ..........................................   $   175,103    $ 180,956    $ 147,895
====================================================================================================
Net income applicable to common shareholders ........   $   168,203    $ 174,056    $ 140,995
====================================================================================================
Net income per common share .........................   $      1.07    $    1.11    $     .90
====================================================================================================
Net income per common share - assuming dilution .....   $      1.06    $    1.09    $     .89
====================================================================================================
----------

See notes to consolidated financial statements.

====================================================================================================================================
Consolidated Statements of Changes in Shareholders' Equity

Hibernia Corporation and Subsidiaries
($ in thousands, except per-share data)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Accumulated
                                                                                                     Other
                                                Preferred      Common                  Retained  Comprehensive         Comprehensive
                                                   Stock        Stock      Surplus     Earnings      Income    Other        Income
------------------------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1996 .................   $100,000   $ 302,839    $ 380,875    $ 322,158  $   8,034  $ (13,887)
Net income for 1997 ...........................          -           -            -      147,895          -          -    $ 147,895
Unrealized gains (losses) on securities,
  net of reclassification adjustments .........          -           -            -            -      7,388          -        7,388
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income ..........................                                                                           $ 155,283
------------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock:
   Dividend Reinvestment Plan .................          -         418        2,693            -          -        477
   Stock Option Plan ..........................          -       1,068        4,457            -          -        166
   Retirement Security Plan ...................          -          44          265            -          -          -
   Restricted stock awards ....................          -           7           45            -          -          -
   Director compensation ......................          -           -           32            -          -        225
   By pooled companies prior to merger ........          -           -       13,963            -          -          -
Cash dividends declared:
   Preferred ($3.45 per share) ................          -           -            -       (6,900)         -          -
   Common ($.33 per share) ....................          -           -            -      (42,109)         -          -
   By pooled companies prior to merger ........          -           -            -       (6,339)         -          -
Acquisition of treasury stock .................          -           -            -            -          -       (299)
Purchase of common shares by ESOP .............          -           -            -            -          -     (5,021)
Allocation of ESOP shares .....................          -           -          920            -          -        952
------------------------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1997 .................    100,000     304,376      403,250      414,705     15,422    (17,387)
------------------------------------------------------------------------------------------------------------------------------------
Net income for 1998 ...........................          -           -            -      180,956          -          -    $ 180,956
Unrealized gains (losses) on securities,
  net of reclassification adjustments .........          -           -            -            -     12,516          -       12,516
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income ..........................                                                                           $ 193,472
------------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock:
   Stock Option Plan ..........................          -         949        4,189            -          -          -
   Restricted stock awards ....................          -         870        7,433            -          -          -
   Exercise of purchase warrants ..............          -         409          177            -          -          -
   By pooled companies prior to merger ........          -           -           62            -          -          -
Cash dividends declared:
   Preferred ($3.45 per share) ................          -           -            -       (6,900)         -          -
   Common ($.375 per share) ...................          -           -            -      (56,647)         -          -
   By pooled companies prior to merger ........          -           -            -         (881)         -          -
Purchase of common shares by ESOP .............          -           -            -            -          -    (23,630)
Allocation of ESOP shares .....................          -           -          943            -          -      3,266
Other .........................................          -         309          215            -          -          -
------------------------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1998 .................    100,000     306,913      416,269      531,233     27,938    (37,751)
------------------------------------------------------------------------------------------------------------------------------------
Net income for 1999 ...........................          -           -            -      175,103          -          -    $ 175,103
Unrealized gains (losses) on securities,
  net of reclassification adjustments .........          -           -            -            -    (82,060)         -      (82,060)
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income ..........................                                                                           $  93,043
------------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock:
   Stock Option Plan ..........................          -         882        4,083            -          -          -
   Restricted stock awards ....................          -          29          172            -          -          -
   By pooled company prior to merger ..........          -           -        5,387            -          -          -
Cash dividends declared:
   Preferred ($3.45 per share) ................          -           -            -       (6,900)         -          -
   Common ($.435 per share) ...................          -           -            -      (67,995)         -          -
   By pooled company prior to merger- .........          -           -            -         (127)         -          -
Allocation of ESOP shares .....................          -           -         (480)           -          -      3,065
Other .........................................          -           -         (246)           -          -          -
------------------------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1999 .................   $100,000   $ 307,824    $ 425,185    $ 631,314  $ (54,122)  $(34,686)
====================================================================================================================================
----------

See notes to consolidated financial statements.

========================================================================================================================
Consolidated Statements of Cash Flows

Hibernia Corporation and Subsidiaries
Year Ended December 31 ($ in thousands)                                            1999           1998           1997
------------------------------------------------------------------------------------------------------------------------
Operating activities
  Net income ............................................................   $   175,103    $   180,956    $   147,895
  Adjustments to reconcile net income to net
      cash provided by operating activities:
         Provision for loan losses ......................................        87,800         27,226          3,433
         Amortization of intangibles and deferred charges ...............        23,809         16,739         14,566
         Depreciation and amortization ..................................        30,316         30,390         29,336
         Non-cash compensation expense ..................................         4,385             62             43
         Premium amortization, net of discount accretion ................         6,493          4,438          2,972
         Realized securities gains, net .................................          (432)        (5,899)        (2,739)
         Gains on sales of assets, net ..................................        (3,098)        (2,418)        (3,453)
         Provision for losses on foreclosed and other assets ............         1,254            664          2,377
         Decrease (increase) in mortgage loans held for sale ............       188,730       (211,851)       (69,583)
         Decrease (increase) in deferred income tax asset ...............          (814)           722         12,716
         Increase in interest receivable and other assets ...............       (17,667)       (19,716)        (9,314)
         (Decrease) increase in interest payable and other liabilities ..       (13,806)         9,178         (2,964)
------------------------------------------------------------------------------------------------------------------------
       Net cash provided by operating activities ........................       482,073         30,491        125,285
------------------------------------------------------------------------------------------------------------------------
Investing activities
  Purchases of securities available for sale ............................      (428,316)    (1,833,372)      (920,272)
  Proceeds from maturities of securities available for sale .............       391,608      1,058,737        698,527
  Proceeds from maturities of securities held to maturity ...............         2,314              -              -
  Proceeds from sales of securities available for sale ..................       214,315        774,314        295,637
  Net increase in loans .................................................      (883,673)    (1,354,074)    (1,333,356)
  Proceeds from sales of loans ..........................................        83,149          7,932          7,682
  Purchases of loans ....................................................      (564,577)      (208,094)      (134,642)
  Acquisitions, net of cash acquired of $277,702 and $64,095 for the
    years ended December 31, 1999 and 1997, respectively ................       188,552              -         56,563
  Purchases of premises, equipment and other assets .....................       (52,504)       (46,776)       (34,428)
  Proceeds from sales of foreclosed assets and excess bank-owned property        11,069          8,190         14,999
  Proceeds from sales of premises, equipment and other assets ...........         2,174          1,259          1,151
------------------------------------------------------------------------------------------------------------------------
       Net cash used by investing activities ............................    (1,035,889)    (1,591,884)    (1,348,139)
------------------------------------------------------------------------------------------------------------------------
Financing activities
  Net increase in deposits ..............................................       498,483        789,599        632,519
  Net increase (decrease) in short-term borrowings ......................       (31,446)       414,175        376,410
  Proceeds from issuance of debt ........................................       240,000        600,000        500,000
  Payments on debt ......................................................      (201,488)      (301,225)       (52,193)
  Proceeds from issuance of common stock ................................         5,967          5,724          9,539
  Purchase of common stock by ESOP ......................................             -        (23,630)        (5,021)
  Dividends paid ........................................................       (75,022)       (64,428)       (55,362)
  Acquisition of treasury stock .........................................             -              -           (299)
------------------------------------------------------------------------------------------------------------------------
       Net cash provided by financing activities ........................       436,494      1,420,215      1,405,593
------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents ........................      (117,322)      (141,178)       182,739
  Cash and cash equivalents at beginning of year ........................       945,021      1,086,199        903,460
------------------------------------------------------------------------------------------------------------------------
       Cash and cash equivalents at end of year .........................   $   827,699    $   945,021    $ 1,086,199
========================================================================================================================

Supplemental disclosures
Cash paid during the year for:
   Interest expense .....................................................   $   486,333    $   437,463    $   373,076
   Income taxes .........................................................   $    90,566    $    87,700    $    64,359
Non-cash investing and financing activities:
   Loans and bank premises and equipment transferred to foreclosed
      assets and excess bank-owned property .............................   $     7,923    $    14,422    $     8,186
   Mortgage loans securitized and retained ..............................   $   511,354    $         -    $         -
   Acquisitions:
      Common stock issued ...............................................   $         -    $         -    $    13,968
      Fair value of assets acquired .....................................   $   554,567    $         -    $   161,762
      Fair value of liabilities assumed .................................   $   465,417    $         -    $   140,262
========================================================================================================================
----------

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Hibernia Corporation and Subsidiaries

Note 1
Summary of Significant Accounting Policies
         Hibernia Corporation (the Parent Company), through its wholly owned subsidiary, Hibernia National Bank (the Bank), provides a broad array of financial products and services throughout Louisiana and East Texas. The principal products and services offered include retail, small business, commercial, international, mortgage and private banking; leasing; private equity investments; corporate finance; treasury management; insurance; and trust and investment management. The Bank, through wholly owned subsidiaries, also provides insurance products, retail brokerage and alternative investments, including mutual funds and annuities. Effective January 1, 1999, Hibernia National Bank of Texas was merged with and into Hibernia National Bank in a transaction that was accounted for at historical cost in a manner similar to that of a pooling-of-interests transaction.

         The  accounting   principles  followed  by  Hibernia   Corporation  and
Subsidiaries (the Company or Hibernia) and the methods of applying those principles conform with generally accepted accounting principles and those generally practiced within the banking industry.

Consolidation

         The consolidated financial statements include the accounts of the Parent Company and its wholly owned subsidiaries: Hibernia National Bank, Hibernia Capital Corporation (HCC) and Zachary Taylor Life Insurance Company (Zachary Taylor). HCC, a licensed Small Business Investment Company, provides private equity investments to small businesses. Zachary Taylor is currently inactive, and the Parent Company has an agreement with the Federal Reserve Bank whereby Zachary Taylor will not be actively operated as an insurance company without Federal Reserve Board approval.

         These consolidated financial statements give retroactive effect to mergers accounted for as poolings of interests. In addition, the effects of mergers accounted for as purchase transactions have been included from the date of consummation (see Note 2).

         All significant intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

         Cash  and  cash   equivalents   include   cash  and  due  from   banks,
interest-bearing time deposits in domestic banks, federal funds sold and securities purchased under agreements to resell and trading account assets.

Securities

         Management determines the appropriate classification of debt securities (trading, available for sale, or held to maturity) at the time of purchase and re-evaluates this classification periodically. Securities classified as trading account assets are held for sale in anticipation of short-term market movements. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities not classified as held to maturity or trading are classified as available for sale.

         Securities classified as trading account assets are carried at market value and are included in short-term investments. Gains and losses, both realized and unrealized, are reflected in earnings as other operating income. Securities classified as held to maturity are stated at amortized cost.
Securities classified as available for sale are stated at fair value, with unrealized gains and losses, net of tax, reported in shareholders' equity and included in other comprehensive income.

         The amortized cost of debt securities classified as held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security. Amortization, accretion and accruing interest are included in interest income on securities using the level-yield method. Realized gains and losses, and declines in value judged to be other than temporary, are included in net securities gains (losses). The cost of securities sold is determined based on the specific identification method.

Mortgage Loans Held for Sale

         Mortgage loans held for sale are carried at the lower of aggregate cost or market value. Market adjustments and realized gains and losses are classified as other operating income.

Loans

         Loans are stated at the principal amounts outstanding, less unearned income and the reserve for loan losses. Interest on loans and accretion of unearned income are computed by methods which approximate a level rate of return on recorded principal. Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount is amortized as an adjustment of the related loan's yield over the life of the loan.

         Commercial and small business loans are placed in nonaccrual status when, in management's opinion, there is doubt concerning full collectibility of both principal and interest. Commercial and small business nonaccrual loans are considered to be impaired when it is probable that all amounts due in accordance with the contractual terms will not be collected. Consumer loans are generally charged off when any payment of principal or interest is more than 120 days delinquent. Interest payments received on nonaccrual loans are applied to principal if there is doubt as to the collectibility of the principal; otherwise, these receipts are recorded as interest income. A loan remains in nonaccrual status until it is current as to principal and interest and the borrower demonstrates the ability to fulfill the contractual obligation.

Reserve for Loan Losses

         The reserve for loan losses is maintained to provide for probable credit losses related to specifically identified loans and for losses inherent in the loan portfolio that have been incurred as of the balance sheet date. The reserve related to loans that are identified as impaired is based on discounted expected future cash flows (using the loan's initial effective interest rate), the observable market value of the loan, or the estimated fair value of the collateral for certain collateral dependent loans.

         The reserve for loan losses is based on management's estimate of probable credit losses inherent in the loan portfolio; actual credit losses may vary from the current estimate. The reserve for loan losses is reviewed periodically, taking into consideration the risk characteristics of the loan portfolio, past charge-off experience, general economic conditions and other factors that warrant current recognition. As adjustments to the reserve for loan losses become necessary, they are reflected as a provision for loan losses in current-period earnings. Actual loan charge-offs are deducted from and subsequent recoveries are added to the reserve.

Bank Premises and Equipment

         Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed primarily using the straight-line method over the estimated useful lives of the assets, which generally are 10 to 30 years for buildings and 3 to 15 years for equipment, and over the shorter of the lease terms or the estimated lives of leasehold improvements.

Foreclosed Assets and Excess Bank-Owned Property

         Foreclosed assets include real estate and other collateral acquired upon the default of loans. Foreclosed assets and excess bank-owned property are recorded at the fair value of the assets less estimated selling costs. Losses arising from the initial reduction of an outstanding loan amount to fair value are deducted from the reserve for loan losses. Losses arising from the transfer of bank premises and equipment to excess bank-owned property are charged to expense. A valuation reserve for foreclosed assets and excess bank-owned property is maintained for subsequent valuation adjustments on a specific-property basis. Income and expenses associated with foreclosed assets and excess bank-owned property prior to sale are included in current earnings.

Excess of Cost Over Fair Value of Net Assets Acquired

         The excess of cost over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over the estimated periods benefited, generally 25 years.

         As events or changes in circumstances warrant, the Company evaluates the realizability of goodwill by geographic region based on a comparison of the recorded balance of goodwill to the applicable discounted cumulative net income, before goodwill amortization expense, over the remaining amortization period of the associated goodwill. To the extent that impairment exists, write-downs to realizable value are recorded.

Mortgage Servicing Rights

         Mortgage servicing rights are recorded when purchased or originated mortgage loans are sold with servicing rights retained. The fair value of capitalized mortgage servicing rights is based upon the present value of estimated future cash flows. Based upon current fair values, capitalized mortgage servicing rights are periodically assessed for impairment. To the extent that impairment exists, write-downs are recognized in current earnings as an adjustment to the corresponding valuation allowance. For purposes of performing its impairment evaluation, the portfolio is stratified on the basis of certain risk characteristics including origination date, loan type and interest rate. Capitalized mortgage servicing rights are amortized over the period of estimated net servicing income, which considers appropriate prepayment assumptions.

Income Taxes

         The Parent Company and its subsidiaries file a consolidated federal income tax return. The Company accounts for income taxes using the liability method. Temporary differences occur between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are recorded for these differences based on enacted tax rates and laws that will be in effect when the differences are expected to reverse.

         Hibernia National Bank is subject to a Louisiana shareholders' tax, which is based partly on income. The income portion is reported as state income tax. In addition, certain subsidiaries of the Parent Company and Hibernia National Bank are subject to Louisiana state income tax. Effective January 1, 1999, Hibernia National Bank of Texas was merged with and into Hibernia National Bank, resulting in one bank in all markets. The Texas operations of Hibernia National Bank are subject to Texas franchise tax.

Derivative Financial Instruments

         The Company may enter into derivative financial instruments for purposes other than trading to assist in the management of its exposure to interest rate risk. Derivative financial instruments used for asset and liability hedges are recorded using the accrual method of accounting. Under this method, the expected differential to be paid or received is accrued in the appropriate income or expense caption on the income statement (i.e., hedge of a loan in interest income, hedge of a deposit or debt in interest expense). The fair value of these instruments and the changes in the fair value are not recognized in the financial statements. In addition, the Company may enter into derivative financial instruments to manage its exposure to changes in interest rates on the market value of its securities available for sale portfolio. These instruments are recorded using the fair value method of accounting. Under this method, gains and losses are recognized, net of tax, in shareholders' equity and are included in other comprehensive income.

         The Company may also enter into derivative financial instruments for trading purposes. These instruments are recorded using the fair value method of accounting. Changes in the fair value of these instruments are recorded in noninterest income.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassification

         Certain items included in the consolidated financial statements for 1998 and 1997 have been reclassified to conform with the 1999 presentation.

Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Subsequently, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which defers the effective date of SFAS No. 133 to apply to all financial statements for years beginning after June 15, 2000. Because of the limited use of derivatives, management does not anticipate that the adoption of SFAS No. 133 will have a material impact on the financial condition or operating results of the Company.

Note 2
Mergers
         The Company completed mergers with two East Texas financial institutions in 1997 which were accounted for as poolings of interests. In 1998, the Company completed mergers with four financial institutions, three in Louisiana and one in East Texas, all of which were accounted for as poolings of interests. In 1999, the Company completed a merger with one East Texas financial institution which was accounted for as a pooling of interests. Additionally in 1999, the Company purchased the assets and assumed the liabilities of the Beaumont branches of Chase Bank of Texas, N.A. Completed mergers include Executive Bancshares, Inc. (Executive) and Unicorp Bancshares - Texas, Inc. (Unicorp) in 1997; Northwest Bancshares of Louisiana, Inc. (Northwest), ArgentBank (Argent), Firstshares of Texas, Inc. (Firstshares) and Peoples Holding Corporation (Peoples) in 1998; and MarTex Bancshares, Inc. (MarTex) in 1999.

         The institutions with which the Company merged are collectively referred to as the "merged companies." The merged companies in transactions accounted for as poolings of interests are referred to as the "pooled companies," and institutions in transactions accounted for as purchases are referred to as the "purchased companies."

         The following table shows the merger date, consideration issued, exchange ratio and accounting method for each merger.

====================================================================================================================================
                                                                                                   Exchange
                                                           Merger Date         Consideration(1)      Ratio      Accounting Method
------------------------------------------------------------------------------------------------------------------------------------
Executive ..............................................   August 31, 1997     1,161,680 shares     15.85:1    Pooling of interests
Unicorp ................................................   November 7, 1997    2,233,388 shares      1.60:1    Pooling of interests
Northwest ..............................................   January 1, 1998     1,508,019 shares      3.90:1    Pooling of interests
Argent .................................................   February 1, 1998   13,317,236 shares      2.04:1    Pooling of interests
Firstshares ............................................   March 15, 1998      3,690,615 shares      7.15:1    Pooling of interests
Peoples ................................................   July 1, 1998        3,562,367 shares      9.50:1    Pooling of interests
MarTex .................................................   March 8, 1999       3,450,000 shares      0.25:1    Pooling of interests
Beaumont branches of
     Chase Bank of Texas, N.A ..........................   May 21, 1999             $87,000,000         N/A    Purchase
------------------------------------------------------------------------------------------------------------------------------------
----------

(1)All shares issued were Hibernia Class A Common Stock.

====================================================================================================================================

         The following table shows the key components of the results of operations of the pooled companies.

================================================================================
                               Hibernia         1998    1999 Pooled
                            (originally       Pooled        Company
($ in thousands)              reported)  Companies(1)      (MarTex)     Total
--------------------------------------------------------------------------------
Year ended December 31, 1998
--------------------------------------------------------------------------------
Net interest income ........   $530,534      $     -       $12,260   $542,794

Net income .................   $178,629      $     -       $ 2,327   $180,956
================================================================================

--------------------------------------------------------------------------------
Year ended December 31, 1997
--------------------------------------------------------------------------------
Net interest income ........   $427,757      $54,279       $12,044   $494,080

Net income .................   $137,389      $ 7,407       $ 3,099   $147,895
--------------------------------------------------------------------------------
----------

(1)Results of operations for the year ended December 31, 1998 are included in Hibernia's results.

================================================================================

         Under the purchase method of accounting, the assets and liabilities of the Beaumont branches were adjusted to their estimated fair values as of the purchase date. The excess of cost over the fair value of net assets acquired was $62.6 million and is being amortized on a straight-line basis over 25 years. In addition, intangibles of $12.7 million related to core deposits and $17.1 million related to trust business were recorded and are being amortized on an accelerated basis over approximately seven years. The following table presents unaudited pro forma information giving effect to the purchase of the Beaumont branches as if the transaction had occurred at the beginning of each period presented. The effect of anticipated savings resulting from the merger has not been included in the pro forma information. Unaudited pro forma information is not necessarily indicative of future results.

===============================================================================================
($ in thousands, except per-share data)                      Year Ended December 31
-----------------------------------------------------------------------------------------------
                                                         1999          1998          1997
-----------------------------------------------------------------------------------------------
Net interest and noninterest income ...........   $   810,539   $   760,325   $   679,191

Net income ....................................   $   173,565   $   179,928   $   146,498

Net income per common share ...................   $      1.06   $      1.10   $      0.89

Net income per common share - assuming dilution   $      1.05   $      1.08   $      0.88
===============================================================================================

         Hibernia is a party to a definitive merger agreement with Southcoast Capital, L.L.C. (Southcoast) which is pending regulatory approval. Southcoast is a full-service investment banking firm providing corporate finance, equity research, institutional equity sales and trading services. The Company anticipates that this merger will be consummated in the second quarter of 2000 and that it will be accounted for as a purchase transaction.


Note 3
Cash and Cash Equivalents
         The following is a summary of cash and cash equivalents.

================================================================================
($ in thousands)                                             December 31
--------------------------------------------------------------------------------
                                                            1999       1998
--------------------------------------------------------------------------------
Cash and due from banks .............................   $571,051   $567,057
Short-term investments:
     Federal funds sold .............................    167,050    224,580
     Securities purchased under agreements to resell      85,000    147,991
     Interest-bearing time deposits in domestic banks      4,598      5,393
--------------------------------------------------------------------------------
          Total short-term investments ..............    256,648    377,964
--------------------------------------------------------------------------------
          Total cash and cash equivalents ...........   $827,699   $945,021
================================================================================

Note 4
Securities
         The following is a summary of securities classified as available for sale and held to maturity. The Company had no securities classified as held to maturity during 1998.

===================================================================================================================
($ in thousands)                                                                December 31, 1999
-------------------------------------------------------------------------------------------------------------------
                                                                    Amortized      Fair   Unrealized  Unrealized
Type                                                                     Cost      Value       Gains      Losses
-------------------------------------------------------------------------------------------------------------------
Available for sale:
     U.S. Treasuries ...........................................   $  278,869   $  276,973   $   115     $ 2,011
     U.S. government agencies:
          Mortgage-backed securities ...........................    1,020,715      997,758     4,291      27,248
          Bonds ................................................    1,122,229    1,065,331       215      57,113
     States and political subdivisions .........................      225,098      224,442     1,890       2,546
     Other .....................................................       96,675       95,818       184       1,041
-------------------------------------------------------------------------------------------------------------------
          Total securities available for sale ..................   $2,743,586   $2,660,322   $ 6,695     $89,959
-------------------------------------------------------------------------------------------------------------------
Held to maturity:
     U.S. government agencies:
          Mortgage-backed securities ...........................   $  300,525   $  297,072   $   557     $ 4,010
-------------------------------------------------------------------------------------------------------------------
          Total securities held to maturity ....................   $  300,525   $  297,072   $   557     $ 4,010
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
($ in thousands)                                                                December 31, 1998
-------------------------------------------------------------------------------------------------------------------
                                                                    Amortized      Fair   Unrealized  Unrealized
Type                                                                     Cost      Value       Gains      Losses
-------------------------------------------------------------------------------------------------------------------
Available for sale:
     U.S. Treasuries ...........................................   $  253,423   $  257,608   $ 4,185     $     -
     U.S. government agencies:
          Mortgage-backed securities ...........................    1,007,913    1,019,708    14,928       3,133
          Bonds ................................................    1,136,711    1,153,179    18,349       1,881
     States and political subdivisions .........................      245,489      255,815    10,528         202
     Other .....................................................       75,203       75,391       188           -
-------------------------------------------------------------------------------------------------------------------
          Total securities available for sale ..................   $2,718,739   $2,761,701   $48,178     $ 5,216
===================================================================================================================

         The following is a summary of realized gains and losses from the sale of securities available for sale.

=================================================================
($ in thousands)             Year Ended December 31
-----------------------------------------------------------------
                           1999       1998       1997
-----------------------------------------------------------------
Realized gains ........   $ 465    $ 6,356    $ 2,894
Realized losses .......     (33)      (457)      (155)
-----------------------------------------------------------------
     Net realized gains   $ 432    $ 5,899    $ 2,739
=================================================================

         Securities with carrying values of $2,802,414,000 and $2,587,140,000 at December 31, 1999 and 1998, respectively, were pledged to secure public or trust deposits or were sold under repurchase agreements.

================================================================================
($ in thousands)                                              December 31
--------------------------------------------------------------------------------
                                                             1999         1998
--------------------------------------------------------------------------------
Available for sale:
     U.S. Treasuries ...............................   $  276,973   $  257,608
     U.S. government agencies:
          Mortgage-backed securities ...............      994,715      993,041
          Bonds ....................................    1,061,737    1,143,460
     States and political subdivisions .............      165,699      192,024
     Other .........................................        2,765        1,007
--------------------------------------------------------------------------------
          Total available for sale .................    2,501,889    2,587,140
--------------------------------------------------------------------------------
Held to maturity:
     U.S. government agencies:
          Mortgage-backed securities ...............      300,525            -
--------------------------------------------------------------------------------
          Total held to maturity ...................      300,525            -
--------------------------------------------------------------------------------
          Total carrying value of pledged securities   $2,802,414   $2,587,140
================================================================================

         The amortized cost and estimated fair value by maturity of securities are shown in the following table. Securities are classified according to their contractual maturities without consideration of principal amortization, potential prepayments or call options. Accordingly, actual maturities may differ from contractual maturities.

================================================================================
($ in thousands)                                  December 31, 1999
--------------------------------------------------------------------------------
                                                 Amortized         Fair
                                                      Cost        Value
--------------------------------------------------------------------------------
Available for sale:
     Due in 1 year or less ..................   $  270,054   $  268,611
     Due after 1 year through 5 years .......      454,657      447,608
     Due after 5 years through 10 years .....      979,188      938,272
     Due after 10 years .....................    1,039,687    1,005,831
--------------------------------------------------------------------------------
          Total securities available for sale   $2,743,586   $2,660,322
--------------------------------------------------------------------------------
Held to maturity:
     Due after 5 years through 10 years .....   $    6,313   $    5,855
     Due after 10 years .....................      294,212      291,217
--------------------------------------------------------------------------------
          Total securities held to maturity..   $  300,525   $  297,072
================================================================================

Note 5
Loans
         The following is a summary of commercial and small business loans classified by repayment source and consumer loans classified by type.

================================================================================
($ in thousands)                                             December 31
--------------------------------------------------------------------------------
                                                           1999         1998
--------------------------------------------------------------------------------
Commercial:
     Commercial and industrial ..................   $ 1,501,038   $1,371,174
     Services industry ..........................       955,418    1,055,589
     Real estate ................................       434,232      457,427
     Health care ................................       298,070      306,522
     Transportation, communications and utilities       228,614      211,986
     Energy .....................................       192,587      421,998
     Other ......................................        83,349       55,140
--------------------------------------------------------------------------------
          Total commercial ......................     3,693,308    3,879,836
--------------------------------------------------------------------------------
Small Business:
     Commercial and industrial ..................       823,369      770,811
     Services industry ..........................       539,585      440,194
     Real estate ................................       340,190      274,661
     Health care ................................       150,818      107,616
     Transportation, communications and utilities        91,947       82,175
     Energy .....................................        43,652       46,312
     Other ......................................       372,305      347,975
--------------------------------------------------------------------------------
          Total small business ..................     2,361,866    2,069,744
--------------------------------------------------------------------------------
Consumer:
     Residential mortgages:
          First mortgages .......................     2,263,405    1,915,562
          Junior liens ..........................       282,123      190,073
     Indirect ...................................     1,277,294      850,501
     Revolving credit ...........................       374,152      325,788
     Other ......................................       604,528      675,690
--------------------------------------------------------------------------------
          Total consumer ........................     4,801,502    3,957,614
--------------------------------------------------------------------------------
          Total loans ...........................   $10,856,676   $9,907,194
================================================================================

         The following is a summary of nonperforming loans, foreclosed assets and excess bank-owned property. For a discussion of private equity investments, refer to Note 23 - "Hibernia Corporation."

============================================================
($ in thousands)                      December 31
------------------------------------------------------------
                                     1999      1998
------------------------------------------------------------
Nonaccrual loans ..............   $76,461   $40,940
Restructured loans ............         -         -
------------------------------------------------------------
     Nonperforming loans ......    76,461    40,940
------------------------------------------------------------
Foreclosed assets .............     7,710    10,762
Excess bank-owned property ....     4,197     2,648
------------------------------------------------------------
     Total nonperforming assets   $88,368   $54,350
============================================================

         At December 31, 1999 and 1998, the recorded investment in loans that were considered to be impaired was $69,997,000 and $37,191,000, respectively. Included in the 1999 and 1998 amounts were $65,896,000 and $33,226,000, respectively, of impaired loans for which the related reserve for loan losses was $17,244,000 and $9,798,000, respectively. At December 31, 1999 and 1998, impaired loans that did not have a reserve for loan losses amounted to $4,101,000 and $3,965,000, respectively. The average recorded investment in impaired loans during the years ended December 31, 1999, 1998 and 1997 was approximately $60,834,000, $26,911,000 and $16,466,000, respectively.

         Interest payments received on impaired loans are applied to principal if there is doubt as to the collectibility of the principal; otherwise, these receipts are recorded as interest income. For the years ended December 31, 1999, 1998 and 1997, the Company recognized interest income on impaired loans of $3,145,000, $1,682,000 and $1,199,000, respectively.

         Interest income in the amount of $6,723,000 for 1999, $3,291,000 for 1998 and $2,057,000 for 1997 would have been recorded on nonperforming loans if they had been classified as performing. The Company recorded $3,145,000, $1,682,000 and $1,199,000 of interest income on nonperforming loans during 1999, 1998 and 1997, respectively.

         The following is a summary of activity in the reserve for loan losses.

===================================================================================
($ in thousands)                                    Year Ended December 31
-----------------------------------------------------------------------------------
                                                  1999         1998         1997
-----------------------------------------------------------------------------------
Balance at beginning of year .............   $ 130,347    $ 126,557    $ 146,097
     Loans charged off ...................     (83,366)     (40,888)     (46,417)
     Recoveries ..........................      18,438       17,452       22,965
-----------------------------------------------------------------------------------
          Net loans charged off ..........     (64,928)     (23,436)     (23,452)
-----------------------------------------------------------------------------------
     Provision for loan losses ...........      87,800       27,226        3,433
     Addition due to purchase transactions       3,035            -          479
     Transfer due to securitizations .....        (182)           -            -
-----------------------------------------------------------------------------------
Balance at end of year ...................   $ 156,072    $ 130,347    $ 126,557
===================================================================================

Note 6
Bank Premises and Equipment
         The following tables detail bank premises and equipment and related depreciation and amortization expense.

================================================================================
($ in thousands)                                            December 31
--------------------------------------------------------------------------------
                                                         1999            1998
--------------------------------------------------------------------------------
Land .........................................      $  38,632       $  37,904
Buildings ....................................        190,285         179,860
Leasehold improvements .......................         33,946          30,660
Furniture and equipment ......................        149,169         131,682
--------------------------------------------------------------------------------
                                                      412,032         380,106
Less accumulated depreciation and amortization       (206,867)       (185,383)
--------------------------------------------------------------------------------
     Total bank premises and equipment .......      $ 205,165       $ 194,723
================================================================================

================================================================================
($ in thousands)                      Year Ended December 31
--------------------------------------------------------------------------------
                                     1999        1998        1997
--------------------------------------------------------------------------------
Provisions for depreciation
 and amortization included in:
    Occupancy expense             $ 9,756     $11,086     $ 9,525
    Equipment expense              17,429      16,980      17,976
--------------------------------------------------------------------------------
      Total depreciation and
         amortization expense     $27,185     $28,066     $27,501
================================================================================

Note 7
Deposits
         At December 31, 1999, time deposits with a remaining maturity of one year or more amounted to $985,142,000. Maturities of all time deposits are as follows: 2000 - $4,270,170,000; 2001 - $732,287,000; 2002 - $109,412,000; 2003 -
$32,542,000; 2004 - $56,572,000; and thereafter - $54,329,000.

         Domestic certificates of deposit of $100,000 or more amounted to $2,085,972,000 and $1,746,404,000 at December 31, 1999 and 1998, respectively.
Interest on these certificates amounted to $90,594,000, $86,132,000 and $84,255,000 in 1999, 1998 and 1997, respectively.

         Foreign deposits, which are deposit liabilities of the Cayman Island office of Hibernia National Bank, amounted to $362,723,000 and $321,537,000 at December 31, 1999 and 1998, respectively. These deposits are comprised primarily of individual deposits of $100,000 or more. Interest expense on foreign deposits amounted to $14,266,000, $11,422,000 and $5,204,000 for 1999, 1998 and 1997,
respectively.


Note 8
Short-Term Borrowings
         The following is a summary of short-term borrowings.

=========================================================================================
($ in thousands)                                                December 31
-----------------------------------------------------------------------------------------
                                                               1999            1998
-----------------------------------------------------------------------------------------
Federal funds purchased ...........................      $  552,275      $  705,320
Securities sold under agreements to repurchase ....         475,416         390,743
Federal Reserve Bank treasury, tax and loan account          74,999          38,073
-----------------------------------------------------------------------------------------
     Total short-term borrowings ..................      $1,102,690      $1,134,136
=========================================================================================

         Federal funds purchased and securities sold under agreements to repurchase generally mature within one to 14 days from the transaction date. The Federal Reserve Bank treasury, tax and loan account is an open-ended note option with the Federal Reserve Bank of Atlanta. The following is a summary of pertinent data related to short-term borrowings.

====================================================================================
($ in thousands)                                       December 31
------------------------------------------------------------------------------------
                                          1999             1998           1997
------------------------------------------------------------------------------------
Outstanding at December 31 ...      $1,102,690       $1,134,136       $719,961
Maximum month-end outstandings      $1,301,423       $1,134,136       $938,716
Average daily outstandings ...      $1,086,547       $  790,890       $606,102
Average rate during the year..             4.9%             5.1%           5.2%
Average rate at year end .....             4.9%             5.0%           5.7%
====================================================================================

Note 9
Debt
         The following is a summary of outstanding debt.

================================================================================
($ in thousands)                                December 31
--------------------------------------------------------------------------------
                                                1999       1998
--------------------------------------------------------------------------------
Federal Home Loan Bank callable advances    $400,000   $300,000
Federal Home Loan Bank long-term advances    444,849    505,689
Other ...................................          -        648
--------------------------------------------------------------------------------
     Total debt .........................   $844,849   $806,337
================================================================================

         The Federal Home Loan Bank (FHLB) advances are secured by the Company's investment in FHLB stock, which totaled $48,972,000 and $43,032,000 at December 31, 1999 and 1998, respectively, and also by a blanket floating lien on portions of the Company's residential mortgage loan portfolio.

         The FHLB callable advances require monthly interest payments. An advance in the amount of $200,000,000 matures in 2008, accrues interest at a rate of 5.28%, and is callable at quarterly intervals which begin in June 2003. Another $200,000,000 advance matures in 2004, accrues interest at a rate of 5.65%, and is callable at quarterly intervals which begin in September 2001. If called prior to maturity, replacement funding will be offered by the FHLB at a then-current rate. The FHLB long-term advances accrue interest at contractual rates of 4.61% to 8.36%, are due in monthly installments of approximately $2,251,000, including interest, and are scheduled to amortize through various dates between 2000 and 2015. However, should the residential mortgage loans for which the long-term advances were obtained repay at a faster rate than anticipated, the advances are to be repaid at a correspondingly faster rate.

         Maturities of debt are as follows: 2000 - $100,853,000; 2001 - $301,014,000; 2002 - $40,741,000; 2003 - $429,000; 2004 - $200,369,000; and
thereafter - $201,443,000.


Note 10
Other Assets and Other Liabilities
         The following are summaries of other assets and other liabilities.

================================================================================
($ in thousands)                               December 31
--------------------------------------------------------------------------------
                                              1999       1998
--------------------------------------------------------------------------------
Other assets:
     Accrued interest receivable ......   $ 96,907   $ 93,765
     Foreclosed assets and excess
          bank-owned property .........     11,907     13,410
     Deferred income taxes ............     73,277     26,482
     Goodwill, net ....................    194,217    140,877
     Core deposit intangibles, net ....     17,170      9,650
     Trust intangibles, net ...........     15,007          -
     Mortgage servicing rights, net ...     45,746     31,111
     Other ............................     72,821     54,532
--------------------------------------------------------------------------------
          Total other assets ..........   $527,052   $369,827
================================================================================

Other liabilities:
     Accrued interest payable .........   $ 39,711   $ 37,524
     Trade accounts payable and
          accrued liabilities .........     52,408     74,347
     Reserve for future rental payments
          under sale/leaseback ........     18,270     19,821
     Other ............................     24,725     20,213
--------------------------------------------------------------------------------
          Total other liabilities .....   $135,114   $151,905
================================================================================

         Amortization expense relating to goodwill totaled $9,840,000, $8,591,000 and $8,772,000 for the years ended December 31, 1999, 1998 and 1997, respectively. Accumulated amortization relating to goodwill at December 31, 1999 and 1998 totaled $54,338,000 and $46,274,000, respectively. Amortization expense relating to core deposit intangibles totaled $5,197,000, $3,847,000 and $4,931,000 in 1999, 1998 and 1997, respectively. Accumulated amortization relating to core deposit intangibles totaled $15,852,000 and $10,655,000 at December 31, 1999 and 1998, respectively. Amortization expense relating to trust intangibles totaled $2,052,000 in 1999. Accumulated amortization relating to trust intangibles totaled $2,052,000 at December 31, 1999.

         Mortgage servicing rights of $27,009,000 and $24,066,000 were added during the years ended December 31, 1999 and 1998, respectively. Amortization expense related to mortgage servicing rights totaled $6,674,000, $3,900,000 and $1,331,000 for 1999, 1998 and 1997, respectively. There was no valuation reserve for mortgage servicing rights in 1997. A valuation reserve in the amount of $800,000 was established in 1998. There was no activity in this valuation reserve during 1999.


Note 11
Preferred Stock
         The Company has authorized 100,000,000 shares of no par value preferred stock. At December 31, 1999 and 1998, 2,000,000 shares of Series A Fixed/Adjustable Rate Noncumulative Preferred Stock (Series A Preferred Stock) were issued and outstanding. The Series A Preferred Stock is nonconvertible, with a $50 per-share liquidation preference and a 6.9% annual dividend through October 1, 2001, payable on the first business day of each calendar quarter. Beginning October 1, 2001, the dividend rate is adjustable but will not be less than 7.4% nor greater than 13.4% per annum. The Series A Preferred Stock qualifies as Tier 1 capital for regulatory purposes and is redeemable at Hibernia's option (with prior Federal Reserve Board approval) at any time after October 1, 2001.


Note 12
Employee Benefit Plans
         The Company maintains a defined-contribution benefit plan under Section 401(k) of the Internal Revenue Code, the Retirement Security Plan (RSP). Substantially all employees who have completed one year of service are eligible to participate in the RSP. Under the RSP, employees contribute a portion of their compensation, with the Company matching 100% of the first 5% of an employee's contribution. The matching contributions are invested in Hibernia Class A Common Stock and are charged to employee benefits expense. At December 31, 1999, the RSP owned approximately 3,149,000 shares of Hibernia Class A Common Stock. The Company's contributions to the RSP totaled $5,627,000 in 1999, $5,511,000 in 1998 and $5,048,000 in 1997.

         The Company maintains incentive pay and bonus programs for certain employees. Costs of these programs were $24,371,000, $25,732,000 and $21,051,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

         During 1995, the Company established a plan (1995-1997 Plan) for the grant of performance share awards under its Long-Term Incentive Plan for certain members of management. Under the 1995-1997 Plan, if the Company achieved certain predetermined performance goals during the three-year period from January 1, 1995 through December 31, 1997, the Company would award Hibernia Class A Common Stock to certain members of management who contributed to that achievement. A total of 425,499 shares of Hibernia Class A Common Stock, net of personal tax withholding, was issued under the 1995-1997 Plan in the first quarter of 1998. Compensation expense of $6,390,000 was recorded in 1997 relating to the 1995-1997 Plan.

         A new performance share awards plan (1998-2000 Plan) was established for the three-year period from January 1, 1998 through December 31, 2000. The structure of the 1998-2000 Plan was similar to that of the 1995-1997 Plan. Compensation expense of $8,000,000 was recorded in 1998 relating to the 1998-2000 Plan and reversed in 1999. The reversal resulted from the failure to meet certain requirements necessary to achieve a payout under the plan.


Note 13
Employee Stock Ownership Plan
         During 1995, the Company  instituted an employee  stock  ownership plan
(ESOP) in which substantially all employees participate. The ESOP was authorized to purchase $30,000,000 of Hibernia Class A Common Stock and to borrow the needed funds from Hibernia National Bank, with a guarantee from the Parent
Company. The ESOP acquired $30,000,000 of Hibernia Class A Common Stock in open-market transactions from March 1995 to May 1998. During 1998, the ESOP was authorized to acquire an additional $15,000,000 of Hibernia Class A Common Stock which was to be funded by an additional borrowing from Hibernia National Bank, with a guarantee from the Parent Company. The additional $15,000,000 of Hibernia Class A Common Stock was purchased on October 22, 1998.

         The ESOP owned approximately 3,874,000 shares of Hibernia Class A Common Stock at December 31, 1999 and 1998. The outstanding debt obligation of the ESOP totaled $34,686,000 and $37,751,000 at December 31, 1999 and 1998,
respectively. The Bank makes annual contributions to the ESOP in an amount determined by its Board of Directors, but at least equal to the ESOP's minimum debt service less dividends received by the ESOP. Dividends received by the ESOP in 1999, 1998 and 1997 were used to pay debt service, and it is anticipated that this practice will continue in the future. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees.

         The debt of the ESOP is recorded as debt of the Parent Company, and the shares pledged as collateral are reported as unearned compensation in equity. Hibernia National Bank's loan asset and the Parent Company's debt liability are eliminated in consolidation. As shares are committed to be released, the Company reports compensation expense equal to the current market value of the shares, and the shares become outstanding for net income per common share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest by the Parent Company.

         Compensation expense of $2,763,000, $4,224,000 and $3,014,000 relating to the ESOP was recorded during 1999, 1998 and 1997, respectively. The ESOP held 1,151,000 and 872,000 allocated shares and 2,723,000 and 3,002,000 suspense shares at December 31, 1999 and 1998, respectively. The fair value of the suspense shares at December 31, 1999 and 1998 was $28,929,000 and $52,168,000,
respectively.


Note 14
Stock Options
        SFAS No.123,"Accounting for Stock-Based Compensation," defines financial accounting and reporting standards for stock-based compensation plans. Those plans include all arrangements by which employees and directors receive shares of stock or other equity instruments of the company, or the company incurs liabilities to employees or directors in amounts based on the price of the stock. SFAS No. 123 defines a fair-value-based method of accounting for stock-based compensation. However, SFAS No. 123 also allows an entity to continue to measure stock-based compensation cost using the intrinsic value method of Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees." Entities electing to retain the accounting prescribed in APB No. 25 must make pro forma disclosures of net income, net income per common share and net income per common share - assuming dilution as if the fair-value-based method of accounting defined in SFAS No. 123 had been applied. The Company retained the provisions of APB No. 25 for expense recognition purposes. Under APB No. 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

        The Company's stock option plans provide incentive and non-qualified options to various key employees and non-employee directors. The options are granted at no less than the fair market value of the stock at the date of grant. Options granted to directors upon inception of service as a director vest in six months. Until October 1997, those options were granted under the 1987 Stock Option Plan; after October 1997, those options are granted under the 1993 Directors' Stock Option Plan. All other options granted under the 1987 Stock Option Plan, the Long-Term Incentive Plan and the 1993 Directors' Stock Option Plan become exercisable in the following increments: 50% after the expiration of two years from the date of grant, an additional 25% three years from the date of grant and the remaining 25% four years from the date of grant.

         Options granted to employees and directors, other than the chief executive officer, become immediately exercisable if the holder of the option dies while the option is outstanding. Options granted under the 1987 Stock Option Plan generally expire 10 years from the date granted. Options granted under the Long-Term Incentive Plan and the 1993 Directors' Stock Option Plan generally expire 10 years from the date of grant unless the holder dies, retires, becomes permanently disabled or leaves the employ of the Company, at which time the options expire at various times ranging from 90 to 365 days. All options vest immediately upon a change in control of the Company.

         The following summarizes the option activity in the plans during 1999, 1998 and 1997. During 1997, the 1987 Stock Option Plan was terminated;
therefore, there are no shares available for grant under this plan. The termination did not impact options outstanding under the 1987 Stock Option Plan.

=====================================================================================
                                                                         Weighted-
                                                                          Average
                                                                          Exercise
                                Incentive  Non-Qualified       Total        Price
-------------------------------------------------------------------------------------
1987 Stock Option Plan:
Outstanding, December 31, 1996    160,553     1,343,588     1,504,141    $    7.45
     Canceled ................          -       (67,104)      (67,104)       16.37
     Exercised ...............    (18,750)      (34,745)      (53,495)        5.47
-------------------------------------------------------------------------------------
Outstanding, December 31, 1997    141,803     1,241,739     1,383,542         7.10
     Canceled ................          -       (42,625)      (42,625)       16.45
     Exercised ...............    (91,640)      (19,777)     (111,417)        4.61
-------------------------------------------------------------------------------------
Outstanding, December 31, 1998     50,163     1,179,337     1,229,500         7.00
     Canceled ................          -       (86,876)      (86,876)       18.80
     Exercised ...............     (6,250)       (8,949)      (15,199)        6.05
-------------------------------------------------------------------------------------
Outstanding, December 31, 1999     43,913     1,083,512     1,127,425    $    6.10
=====================================================================================
Exercisable, December 31, 1999     43,913     1,083,512     1,127,425    $    6.10
=====================================================================================

===================================================================================================================
                                                                                                      Weighted-
                                                                                                       Average
                                                                                                      Exercise
                                                             Incentive  Non-Qualified       Total       Price
-------------------------------------------------------------------------------------------------------------------
Long-Term Incentive Plan:
Outstanding, December 31, 1996 ...........................      12,598    4,841,972     4,854,570    $    8.27
     Granted (weighted-average fair value $3.99 per share)           -    1,540,300     1,540,300        13.43
     Canceled ............................................           -     (172,488)     (172,488)       10.92
     Exercised ...........................................           -     (473,772)     (473,772)        7.31
-------------------------------------------------------------------------------------------------------------------
Outstanding, December 31, 1997 ...........................      12,598    5,736,012     5,748,610         9.65
     Granted (weighted-average fair value $5.59 per share)           -    1,919,684     1,919,684        18.35
     Canceled ............................................           -     (222,819)     (222,819)       13.81
     Exercised ...........................................           -     (366,728)     (366,728)        7.99
-------------------------------------------------------------------------------------------------------------------
Outstanding, December 31, 1998 ...........................      12,598    7,066,149     7,078,747        11.97
     Granted (weighted-average fair value $4.49 per share)           -    2,411,175     2,411,175        15.95
     Canceled ............................................           -     (260,788)     (260,788)       16.29
     Exercised ...........................................           -     (407,062)     (407,062)        8.40
-------------------------------------------------------------------------------------------------------------------
Outstanding, December 31, 1999 ...........................      12,598    8,809,474     8,822,072    $   13.09
===================================================================================================================
Exercisable, December 31, 1999 ...........................      12,598    3,842,659     3,855,257    $    9.20
===================================================================================================================
Available for Grant, December 31, 1999 ...................                              1,164,446
===================================================================================================================

1993 Directors' Stock Option Plan:
Outstanding, December 31, 1996 ...........................           -      263,750       263,750    $    8.57
     Granted (weighted-average fair value $3.90 per share)           -       70,000        70,000        13.00
     Exercised ...........................................           -      (43,750)      (43,750)        8.11
-------------------------------------------------------------------------------------------------------------------
Outstanding, December 31, 1997 ...........................           -      290,000       290,000         9.70
     Granted (weighted-average fair value $7.14 per share)           -       75,000        75,000        21.57
     Canceled ............................................           -      (10,000)      (10,000)       17.36
     Exercised ...........................................           -      (20,000)      (20,000)        8.44
-------------------------------------------------------------------------------------------------------------------
Outstanding, December 31, 1998 ...........................           -      335,000       335,000        12.21
     Granted (weighted-average fair value $3.45 per share)           -       80,000        80,000        12.90
     Canceled ............................................           -       (5,000)       (5,000)       21.72
     Exercised ...........................................           -      (40,000)      (40,000)        9.79
-------------------------------------------------------------------------------------------------------------------
Outstanding, December 31, 1999 ...........................           -      370,000       370,000    $   12.49
===================================================================================================================
Exercisable, December 31, 1999 ...........................           -      193,750       193,750    $    9.65
===================================================================================================================
Available for Grant, December 31, 1999 ...................                                502,500
===================================================================================================================

         In addition to the above option activity in the plans, 82,346, 484,915 and 7,900 shares of restricted stock were awarded under the Long-Term Incentive Plan during the years ended December 31, 1999, 1998 and 1997, respectively.

         The following table presents the weighted-average remaining life as of December 31, 1999 for options outstanding for the 1987 Stock Option Plan, the Long-Term Incentive Plan and the 1993 Directors' Stock Option Plan within the stated exercise price ranges.

=========================================================================================================
                                                Outstanding                            Exercisable
---------------------------------------------------------------------------------------------------------
                                                  Weighted-        Weighted-                  Weighted-
                                        Number     Average          Average        Number      Average
Exercise Price Range Per Share      of Options  Exercise Price  Remaining Life  of Options Exercise Price
---------------------------------------------------------------------------------------------------------
1987 Stock Option Plan:
     $4.19 to $5.31 ..............     457,759     $    4.42       2.23 years     457,759     $    4.42
     $7.19 to $8.75 ..............     667,666     $    7.23       3.29 years     667,666     $    7.23
     $14.94.......................       2,000     $   14.94       0.55 years       2,000     $   14.94
---------------------------------------------------------------------------------------------------------
Long-Term Incentive Plan:
     $6.88 to $8.25 ..............   2,274,322     $    7.48       4.41 years   2,274,322     $    7.48
     $10.19 to $13.97 ............   2,630,000     $   12.00       6.81 years   1,578,635     $   11.65
     $15.13 to $16.09 ............   2,202,325     $   16.09       9.08 years       1,100     $   16.09
     $18.28 to $21.56 ............   1,715,425     $   18.37       8.08 years       1,200     $   18.28
---------------------------------------------------------------------------------------------------------
1993 Directors' Stock Option Plan:
     $7.31 to $8.13 ..............     115,000     $    7.83       4.45 years     115,000     $    7.83
     $10.44 to $13.00 ............     185,000     $   12.09       7.85 years      68,750     $   11.46
     $17.00 to $21.72 ............      70,000     $   21.22       8.35 years      10,000     $   18.25
=========================================================================================================

         The following pro forma information was determined as if the Company had accounted for stock options issued in 1995 and thereafter using the fair-value-based method as defined in SFAS No. 123. The fair value of the options was estimated using a Black-Scholes option valuation model with the following weighted-average assumptions for 1999, 1998 and 1997, respectively: risk-free interest rates of 4.92%, 5.66% and 6.67%; expected dividend yields of 2.66%, 1.95% and 2.39%; expected volatility factors of the market price of the Hibernia Class A Common Stock of 29%, 24% and 23%; and an expected life of the options of 10 years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee and director stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options granted in 1995 and thereafter is amortized to expense over the options' vesting period. Since the Company's options generally vest over a four-year period, the pro forma disclosures are not indicative of future amounts until SFAS No. 123 is applied to all outstanding, nonvested options.

================================================================================================================
($ in thousands, except per-share data)                           Year Ended December 31
----------------------------------------------------------------------------------------------------------------
                                    1999                        1998                        1997
----------------------------------------------------------------------------------------------------------------
                         As Reported     Pro Forma   As Reported     Pro Forma   As Reported     Pro Forma
----------------------------------------------------------------------------------------------------------------
Net income ...........   $   175,103   $   170,348   $   180,956   $   177,268   $   147,895   $   145,832
Net income per
     common share ....   $      1.07   $      1.04   $      1.11   $      1.08   $       .90   $       .89
Net income per
     common share -
     assuming dilution   $      1.06   $      1.03   $      1.09   $      1.07   $       .89   $       .87
================================================================================================================

Note 15
Leases
         The Company leases its headquarters, operations center and certain other office space, bank premises and equipment under non-cancelable operating leases which expire at various dates through 2035. Certain of the leases have escalation clauses and renewal options ranging from one to 50 years.

         Total rental expense (none of which represents contingent rentals) included in occupancy and equipment expense was $13,697,000, $12,449,000 and $12,745,000 in 1999, 1998 and 1997, respectively.

         Minimum rental commitments for long-term operating leases are as follows: 2000 - $12,131,000; 2001 - $12,041,000; 2002 - $11,737,000; 2003 -
$11,267,000; 2004 - $10,865,000; and thereafter - $40,760,000.


Note 16
Other Operating Expense
         The following is a summary of other operating expense.

=======================================================================
($ in thousands)                      Year Ended December 31
-----------------------------------------------------------------------
                                      1999      1998      1997
-----------------------------------------------------------------------
State taxes on equity ..........   $12,115   $11,237   $ 7,681
Telecommunications .............     9,844    11,259    11,437
Professional fees ..............     7,371     6,755    10,539
Postage ........................     7,256     7,216     7,110
Stationery and supplies ........     6,344     5,736     6,355
Loan collection expense ........     5,003     4,771     4,054
Regulatory expense .............     3,061     2,867     2,953
Other ..........................    42,890    37,466    40,423
-----------------------------------------------------------------------
   Total other operating expense   $93,884   $87,307   $90,552
=======================================================================


Note 17
Income Taxes
         Income tax expense includes amounts currently payable and amounts deferred to or from other years as a result of differences in the timing of recognition of income and expense for financial reporting and federal tax purposes. The following is a summary of the components of income tax expense.

================================================================================
($ in thousands)                                     Year Ended December 31
--------------------------------------------------------------------------------
                                                    1999       1998       1997
--------------------------------------------------------------------------------
Current tax expense:
     Federal income tax .....................   $ 90,089    $89,035   $ 63,483
     State income tax .......................      6,963      6,181      3,882
--------------------------------------------------------------------------------
          Total current tax expense .........     97,052     95,216     67,365
--------------------------------------------------------------------------------
Deferred tax expense (benefit):
     Federal income tax .....................     (1,368)       670     16,241
     Change in deferred tax valuation reserve          -          -     (3,317)
--------------------------------------------------------------------------------
          Total deferred tax expense ........     (1,368)       670     12,924
--------------------------------------------------------------------------------
Income tax expense ..........................   $ 95,684    $95,886   $ 80,289
================================================================================

Shareholders' equity:
     Change in accumulated other
          comprehensive income ..............   $(44,166)   $ 6,609   $  3,829
================================================================================

         The following is a reconciliation of the federal statutory income tax rate to the Company's effective rate.

========================================================================================================================
($ in thousands)                                                     Year Ended December 31
------------------------------------------------------------------------------------------------------------------------
                                                      1999                  1998                  1997
------------------------------------------------------------------------------------------------------------------------
                                                Amount     Rate       Amount     Rate       Amount     Rate
------------------------------------------------------------------------------------------------------------------------
Tax expense based on federal statutory rate   $ 94,775     35.0 %   $ 96,895     35.0 %   $ 79,864     35.0 %
Tax-exempt interest .......................     (6,634)    (2.5)      (6,543)    (2.4)      (6,396)    (2.8)
State income tax, net of federal benefit ..      4,526      1.7        4,018      1.5        2,523      1.1
Goodwill ..................................      2,873      1.0        2,891      1.0        3,040      1.3
Other .....................................        144      0.1       (1,375)    (0.5)       1,258      0.6
------------------------------------------------------------------------------------------------------------------------
     Income tax expense ...................   $ 95,684     35.3 %   $ 95,886     34.6 %   $ 80,289     35.2 %
========================================================================================================================

         Deferred income taxes are based on differences between the bases of assets and liabilities for financial statement purposes and tax reporting purposes and capital loss and net operating loss carryforwards. The tax effects of the cumulative temporary differences and loss carryforwards which create deferred tax assets and liabilities are detailed in the following table.

--------------------------------------------------------------------------------
($ in thousands)                                December 31
--------------------------------------------------------------------------------
                                               1999      1998
--------------------------------------------------------------------------------
Deferred tax assets:
     Reserve for loan losses ...........   $ 54,625   $45,621
     Sale/leaseback ....................      6,116     7,024
     Loan fees .........................      4,126     3,443
     Accrued expenses ..................      9,071     9,614
     Deferred compensation .............      4,146     3,659
     Net unrealized losses on securities
          available for sale ...........     29,142         -
     Other .............................      5,007     7,708
--------------------------------------------------------------------------------
          Total deferred tax assets ....    112,233    77,069
--------------------------------------------------------------------------------
Deferred tax liabilities:
     Net unrealized gains on securities
          available for sale ...........          -    15,024
     Depreciation ......................     12,123    14,260
     Core deposit intangibles ..........      1,380     2,601
     Mortgage servicing rights .........      6,525     4,764
     Other .............................     18,928    13,938
--------------------------------------------------------------------------------
          Total deferred tax liabilities     38,956    50,587
--------------------------------------------------------------------------------
          Deferred tax assets, net of
               deferred tax liabilities    $ 73,277   $26,482
================================================================================

         Management assesses realizability of the net deferred tax asset based on the Company's ability to: first, recover taxes previously paid and, second, generate taxable income and capital gains in the future. A deferred tax valuation reserve is established, if needed, to limit the net deferred tax asset to its realizable value.

Note 18
Net Income Per Common Share Data
         The following sets forth the computation of net income per common share and net income per common share - assuming dilution.

==============================================================================================================
($ in thousands, except per-share data)                                Year Ended December 31
--------------------------------------------------------------------------------------------------------------
                                                                1999             1998             1997
--------------------------------------------------------------------------------------------------------------
Numerator:
     Net income .....................................     $  175,103       $  180,956       $  147,895
     Preferred stock dividends ......................         (6,900)          (6,900)          (6,900)
--------------------------------------------------------------------------------------------------------------
     Numerator for net income per common share ......        168,203          174,056          140,995
     Effect of dilutive securities ..................              -                -                -
--------------------------------------------------------------------------------------------------------------
     Numerator for net income per common
          share - assuming dilution ................      $  168,203       $  174,056       $  140,995
==============================================================================================================

Denominator:
     Denominator for net income per common
          share (weighted-average shares outstanding)     157,253,229      157,168,782      156,323,513
     Effect of dilutive securities:
          Stock options .............................       1,548,018        2,410,838        2,204,500
          Purchase warrants .........................               -                -          174,376
          Restricted stock awards ...................         100,775           35,850          151,255
--------------------------------------------------------------------------------------------------------------
     Denominator for net income per common
          share - assuming dilution .................     158,902,022      159,615,470      158,853,644
--------------------------------------------------------------------------------------------------------------
Net income per common share .........................         $  1.07          $  1.11          $  0.90
==============================================================================================================
Net income per common share - assuming dilution .....         $  1.06          $  1.09          $  0.89
==============================================================================================================

        The weighted-average shares outstanding exclude 2,902,121, 2,224,254 and 1,782,937 average common shares in 1999, 1998 and 1997, respectively, held by the Hibernia ESOP (discussed in Note 13) which have not been committed to be released. The common shares issued in all mergers accounted for as poolings of interests consummated in 1999, 1998 and 1997 are considered to be outstanding as of the beginning of the earliest period presented.

         Options with an exercise price greater than the average market price of the Company's Class A Common Stock for the year are antidilutive and, therefore, are not included in the computation of net income per common share - assuming dilution. During 1999 there were 4,014,750 antidilutive options outstanding with exercise prices ranging from $13.97 to $21.72, during 1998 there were 269,076 antidilutive options outstanding with exercise prices ranging from $18.80 to $21.72 and during 1997 there were 129,501 antidilutive options outstanding with exercise prices ranging from $16.30 to $18.80.

Note 19
Comprehensive Income
         The following is a summary of the components of other comprehensive income.

=====================================================================================
                                                         Income Tax
                                              Before       Expense     After
($ in thousands)                           Income Taxes   (Benefit  Income Taxes
-------------------------------------------------------------------------------------
Year ended December 31, 1999
-------------------------------------------------------------------------------------
Unrealized gains (losses) on securities
     available for sale, net .............   $(124,472)   $(43,552)   $(80,920)
Reclassification adjustment for net
     (gains) losses realized in net income      (1,754)       (614)     (1,140)
-------------------------------------------------------------------------------------
          Other comprehensive income .....   $(126,226)   $(44,166)   $(82,060)
=====================================================================================

=====================================================================================
Year ended December 31, 1998
-------------------------------------------------------------------------------------
Unrealized gains (losses) on securities
     available for sale, net .............   $  18,278    $  6,313    $ 11,965
Reclassification adjustment for net
     (gains) losses realized in net income         847         296         551
-------------------------------------------------------------------------------------
          Other comprehensive income .....   $  19,125    $  6,609    $ 12,516
=====================================================================================

=====================================================================================
Year ended December 31, 1997
-------------------------------------------------------------------------------------
Unrealized gains (losses) on securities
     available for sale, net .............   $  11,404    $  3,894    $  7,510
Reclassification adjustment for net
     (gains) losses realized in net income        (187)        (65)       (122)
-------------------------------------------------------------------------------------
          Other comprehensive income .....   $  11,217    $  3,829    $  7,388
=====================================================================================


Note 20
Related-Party Transactions
         Certain directors and officers of the Company, members of their immediate families and entities in which they or members of their immediate families have principal ownership interests are customers of and have other transactions with the Company in the ordinary course of business. Loans to these parties are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable third-party transactions and do not involve more than normal risks of collectibility or present other unfavorable features.

         Loans outstanding to related parties were $24,668,000 and $22,008,000 at December 31, 1999 and 1998, respectively. The change during 1999 reflects $5,439,000 in loan advances and $2,779,000 in loan payments. These amounts do not include loans made in the ordinary course of business to other entities with which the Company has no relationship, other than a director of the Company being a director of the other entity, unless that director had the ability to significantly influence the other entity.

         Securities sold to related parties under repurchase agreements amounted to $4,693,000 and $7,882,000 at December 31, 1999 and 1998, respectively.


Note 21
Financial Instruments and Derivative Financial Instruments
         Generally accepted accounting principles require disclosure of fair value information about financial instruments for which it is practicable to estimate fair value, whether or not the financial instruments are recognized in the financial statements. When quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The derived fair value estimates cannot be substantiated through comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from these disclosure requirements. Further, the disclosures do not include estimated fair values for items which are not financial instruments but which represent significant value to the Company, among them: core deposit intangibles, trust operations and other fee-generating businesses. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

         The carrying amount of cash and cash equivalents, noninterest-bearing deposits and short-term borrowings approximates the estimated fair value of these financial instruments. The estimated fair value of securities, interest rate agreements and other off-balance-sheet instruments is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The estimated fair value of loans, interest-bearing deposits and debt is based on present values using applicable risk-adjusted spreads to the appropriate yield curve to approximate current interest rates applicable to each category of these financial instruments. The estimated fair value of mortgage servicing rights is based on present values of estimated future cash flows. The estimated fair value of commitments to extend credit and letters of credit and financial guarantees are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

         Interest rates are not adjusted for changes in credit risk of performing commercial and small business loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories and believes the risk factor embedded in the interest rates results in a fair valuation of these loans on an entry-value basis.

         Variances between the carrying amount and the estimated fair value of loans reflect both credit risk and interest rate risk. The Company is protected against changes in credit risk by the reserve for loan losses which totaled $156,072,000 and $130,347,000 at December 31, 1999 and 1998, respectively.

         The fair value estimates presented are based on information available to management as of December 31, 1999 and 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, these amounts have not been revalued for purposes of these financial statements since those dates. Therefore, current estimates of fair value may differ significantly from the amounts presented.

===========================================================================================
($ in thousands)                                       December 31
-------------------------------------------------------------------------------------------
                                              1999                       1998
-------------------------------------------------------------------------------------------
                                      Carrying       Fair       Carrying       Fair
                                        Amount      Value        Amount       Value
-------------------------------------------------------------------------------------------
Assets
     Cash and cash equivalents ...   $  827,699   $  827,699   $  945,021   $  945,021
     Securities available for sale   $2,660,322   $2,660,322   $2,761,701   $2,761,701
     Securities held to maturity..   $  300,525   $  297,072   $        -   $        -
     Mortgage loans held for sale    $   92,704   $   92,951   $  281,434   $  294,367
     Commercial loans ............   $3,693,308   $3,711,726   $3,879,836   $3,919,242
     Small business loans ........   $2,361,866   $2,381,764   $2,069,744   $2,105,160
     Consumer loans ..............   $4,801,502   $4,854,143   $3,957,614   $4,050,755
     Mortgage servicing rights ...   $   45,746   $   62,618   $   31,111   $   37,018
Liabilities
     Noninterest-bearing deposits    $2,085,322   $2,085,322   $2,065,770   $2,065,770
     Interest-bearing deposits ...   $9,770,581   $9,781,759   $8,826,803   $8,864,682
     Short-term borrowings .......   $1,102,690   $1,102,690   $1,134,136   $1,134,136
     Debt ........................   $  844,849   $  848,150   $  806,337   $  815,530
===========================================================================================

         The Company issues financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, letters of credit, standby letters of credit and interest rate contracts and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

         Commitments to extend credit are legally binding, conditional agreements generally having fixed expiration or termination dates and specified interest rates and purposes. These commitments generally require customers to maintain certain credit standards. Collateral requirements and loan-to-value ratios are the same as those for funded transactions and are established based on management's credit assessment of the customer. Commitments may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future requirements.

         The Company issues letters of credit and financial guarantees (standby letters of credit) whereby it agrees to honor certain financial commitments in the event its customers are unable to perform. The majority of the standby letters of credit consist of performance guarantees. Management conducts regular reviews of all outstanding standby letters of credit, and the results of these reviews are considered in assessing the adequacy of the Company's reserve for loan losses. Management does not anticipate any material losses related to these instruments.

==========================================================================================
($ in thousands)                              December 31
------------------------------------------------------------------------------------------
                                     1999                     1998
------------------------------------------------------------------------------------------
                             Contract      Fair      Contract       Fair
                              Amount       Value      Amount        Value
------------------------------------------------------------------------------------------
Commitments
     to extend credit ...   $3,519,620   $(31,477)   $3,492,945   $(31,559)
------------------------------------------------------------------------------------------
Letters of credit and
     financial guarantees   $  269,563   $ (2,003)   $  227,247   $ (1,679)
==========================================================================================

         The Company maintains trading positions in a variety of derivative financial instruments. These trading activities are customer-oriented and, generally, matched trading positions are established to minimize risk to the Company. The credit exposure that results from interest rate contracts held for trading purposes is limited to the current fair value of asset derivative positions, which at December 31, 1999 and 1998 was $5,370,000 and $3,993,000, respectively. The Company manages the potential credit exposure through evaluation of the counterparty credit standing, collateral agreements and other contract provisions. The potential credit exposure from future market movements is estimated by using a statistical model that takes into consideration possible changes in interest rates over time.

         The amounts disclosed in the following table represent the end-of-period notional and estimated fair value of derivative financial instruments held or issued for trading purposes and the average aggregate fair value of those instruments during the year. Net trading gains recognized in earnings on interest rate contracts outstanding were immaterial for all years presented.

===========================================================================================================
($ in thousands)                     Notional Amount            Fair Value           Average Fair Value
-----------------------------------------------------------------------------------------------------------
                                        December 31            December 31         Year Ended December 31
-----------------------------------------------------------------------------------------------------------
                                       1999       1998        1999       1998         1999        1998
-----------------------------------------------------------------------------------------------------------
Interest rate swaps:
     Assets ....................   $259,650   $227,180     $ 5,370    $ 3,993      $ 3,181     $ 3,284
     Liabilities ...............   $239,650   $150,580     $(4,643)   $(2,805)     $(2,325)    $(2,117)
Options, caps and floors held ..   $    502   $ 13,603     $     -    $     -      $     -     $     3
Options, caps and floors written   $    502   $ 13,603     $    (1)   $    (1)     $    (1)    $    (4)
===========================================================================================================

         The Company also enters into interest rate contracts in order to manage interest rate exposure. Interest-rate contracts involve the risk of dealing with counterparties and their ability to meet contractual terms. These counterparties must receive appropriate credit approval before the Company enters into an interest-rate contract. Notional principal amounts express the volume of these transactions, although the amounts potentially subject to credit and market risk are much smaller.

         One interest rate swap with a notional amount of $125,000,000 at December 31, 1998 was entered into during 1998 as a hedge against a deposit relationship of the same maturity. The differential to be paid or received was accrued as interest rates changed and was recognized as an adjustment to interest expense on deposits. The related amount payable or receivable was included in other assets or other liabilities. This interest rate swap matured on January 4, 1999.

Note 22
Regulatory Matters and Dividend Restrictions
         The Company and the Bank are subject to various regulatory capital requirements administered by the Federal Reserve Bank (FRB) and the Office of the Comptroller of the Currency (OCC), respectively. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by the FRB and OCC that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classifications are also subject to qualitative judgments by the FRB and OCC about components, risk weightings and other factors.

         As of December 31, 1999 and 1998, the most recent notifications from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. For a bank to be designated as well capitalized, it must have Tier 1 and total risk-based capital ratios of at least 6.0% and 10.0%, respectively, and a leverage ratio of at least 5.0%. There are no conditions or events since those notifications that management believes have changed the Bank's categories.

        The Company's and the Bank's actual capital amounts and ratios are presented in the following table.

========================================================================================================================
($ in thousands)                        Tier 1 Risk-Based Capital  Total Risk-Based Capital          Leverage
------------------------------------------------------------------------------------------------------------------------
                                             Amount      Ratio        Amount      Ratio         Amount      Ratio
------------------------------------------------------------------------------------------------------------------------
December 31, 1999
------------------------------------------------------------------------------------------------------------------------
     Hibernia Corporation ...........      $1,203,242    10.21%     $1,350,708    11.46%      $1,203,242    8.11%
     Hibernia National Bank .........      $1,073,402     9.11%     $1,220,769    10.36%      $1,073,402    7.24%
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
December 31, 1998
------------------------------------------------------------------------------------------------------------------------
     Hibernia Corporation ...........      $1,165,985    10.78%     $1,296,332    11.98%      $1,165,985    8.55%
     Hibernia National Bank .........      $1,040,458     9.61%     $1,170,805    10.82%      $1,040,458    7.67%
========================================================================================================================

         Under current FRB regulations, the Bank may lend the Parent Company up to 10% of its capital and surplus.

         The payment of dividends by the Bank to the Parent Company is restricted by various regulatory and statutory limitations. In 2000, the Bank would have available to pay dividends to the Parent Company, without approval of the OCC, approximately $223,578,000, plus net retained profits earned in 2000 prior to the dividend declaration date.

         Banks are required to maintain cash on hand or noninterest-bearing balances with the FRB to meet reserve requirements. Average noninterest-bearing balances with the FRB were $18,947,000 in 1999 and $22,804,000 in 1998.

Note 23
Hibernia Corporation
         The following Balance Sheets, Income Statements and Statements of Cash Flows reflect the financial position and results of operations for the Parent Company only.

================================================================================
Balance Sheets
--------------------------------------------------------------------------------
($ in thousands)                                           December 31
--------------------------------------------------------------------------------
                                                          1999         1998
--------------------------------------------------------------------------------
Investment in bank subsidiary ...................   $1,246,205   $1,218,705
Other assets ....................................      165,940      165,898
--------------------------------------------------------------------------------
     Total assets ...............................   $1,412,145   $1,384,603
================================================================================

Other liabilities ...............................   $    1,944   $    1,603
Debt (includes ESOP guarantee
     of $34,686 and $37,751
     at December 31, 1999 and 1998, respectively)       34,686       38,398
Shareholders' equity ............................    1,375,515    1,344,602
--------------------------------------------------------------------------------
     Total liabilities and shareholders' equity..   $1,412,145   $1,384,603
================================================================================

         The Parent Company and certain of its nonbank subsidiaries engage in private equity investments. These investments, totaling $34,966,000 and $29,346,000 at December 31, 1999 and 1998, respectively, are primarily equity transactions, some of which contain minor debt features. At December 31, 1999, $7,000,000 of these investments were not in compliance with their contractual terms.

========================================================================================================================
Income Statements
------------------------------------------------------------------------------------------------------------------------
($ in thousands)                                         Year Ended December 31
------------------------------------------------------------------------------------------------------------------------
                                                         1999       1998       1997
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Equity in undistributed net income of subsidiaries   $ 96,087   $127,277   $ 86,526
Dividends from bank subsidiary ...................     77,044     50,520     53,596
Other income .....................................      9,748      7,582     12,260
------------------------------------------------------------------------------------------------------------------------
     Total income ................................    182,879    185,379    152,382
------------------------------------------------------------------------------------------------------------------------
Interest expense .................................          -         77        519
Other expense ....................................      7,183      2,829      1,516
------------------------------------------------------------------------------------------------------------------------
     Total expense ...............................      7,183      2,906      2,035
------------------------------------------------------------------------------------------------------------------------
Income before income taxes .......................    175,696    182,473    150,347
Income tax expense ...............................        593      1,517      2,452
------------------------------------------------------------------------------------------------------------------------
Net income .......................................   $175,103   $180,956   $147,895
========================================================================================================================


========================================================================================================================
Statements of Cash Flows
------------------------------------------------------------------------------------------------------------------------
($ in thousands)                                                  Year Ended December 31
------------------------------------------------------------------------------------------------------------------------
                                                                 1999         1998         1997
------------------------------------------------------------------------------------------------------------------------
Operating activities
     Net income .........................................   $ 175,103    $ 180,956    $ 147,895
     Non-cash adjustment for equity in
          subsidiaries' undistributed net income ........     (96,087)    (127,277)     (86,526)
     Realized securities gains, net .....................        (364)      (3,778)      (1,305)
     Other adjustments ..................................       3,739        2,213       (8,688)
------------------------------------------------------------------------------------------------------------------------
          Net cash provided by operating activities .....      82,391       52,114       51,376
------------------------------------------------------------------------------------------------------------------------
Investing activities
     Investment in subsidiaries .........................     (15,500)      (8,360)     (28,000)
     Purchases of securities available for sale .........      (9,292)    (205,513)    (120,000)
     Proceeds from sales of securities available for sale         603      206,697      121,305
     Other ..............................................       4,455       (6,430)         834
------------------------------------------------------------------------------------------------------------------------
          Net cash used by investing activities .........     (19,734)     (13,606)     (25,861)
------------------------------------------------------------------------------------------------------------------------
Financing activities
     Payments on debt ...................................        (647)        (366)      (7,392)
     Issuance of common stock ...........................       6,168       14,027        9,848
     Purchase of treasury stock .........................           -            -         (299)
     Dividends paid .....................................     (75,022)     (64,428)     (55,362)
------------------------------------------------------------------------------------------------------------------------
          Net cash used by financing activities .........     (69,501)     (50,767)     (53,205)
------------------------------------------------------------------------------------------------------------------------
Decrease in cash and cash equivalents ...................      (6,844)     (12,259)     (27,690)
Cash and cash equivalents at beginning of year ..........     134,610      146,869      174,559
------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year ................   $ 127,766    $ 134,610    $ 146,869
========================================================================================================================

Note 24
Segment Information
         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the reporting of financial information from operating segments in annual and interim financial statements. SFAS No. 131 requires that financial information be reported on the same basis that is reported internally for evaluating segment performance and allocating resources to segments.

         The Company's segment information is presented by line of business. Each line of business is a strategic unit that provides various products and services to groups of customers that have certain common characteristics. The reportable operating segments are Commercial Banking, Small Business Banking, Consumer Banking, and Investments and Public Funds. The Commercial Banking and Small Business Banking segments provide business entities with comprehensive products and services, including loans, deposit accounts, leasing, factoring, treasury management and private equity investments. The Commercial Banking segment provides products and services to larger business entities and the Small Business Banking segment provides products and services to mid-size and smaller business entities. The Consumer Banking segment provides individuals with comprehensive products and services, including mortgage and other loans, deposit accounts, trust and investment management, brokerage and insurance. The Investments and Public Funds segment provides a treasury function for the Company by managing public entity deposits, the investment portfolio, interest-rate risk, and liquidity and funding positions.

         The accounting policies used by each segment are the same as those discussed in the summary of significant accounting policies, except as described in the reconciliation of segment totals to consolidated totals. The following is a summary of certain average balances by segment.

===================================================================================================
                                    Small                 Investments
                    Commercial     Business     Consumer   and Public                 Segment
($ in thousands)       Banking      Banking      Banking        Funds      Other       Total
---------------------------------------------------------------------------------------------------
December 31, 1999
---------------------------------------------------------------------------------------------------
Average loans ...   $3,899,600   $2,188,400   $4,332,300   $    1,300   $ 34,200   $10,455,800
Average assets ..   $3,962,400   $2,237,400   $7,743,400   $3,028,700   $574,600   $17,546,500
Average deposits    $  847,600   $1,499,800   $6,646,200   $1,828,100   $ 57,800   $10,879,500
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
December 31, 1998
---------------------------------------------------------------------------------------------------
Average loans ...   $3,487,700   $1,685,400   $3,901,800   $        -   $ 46,700   $ 9,121,600
Average assets ..   $3,550,200   $1,726,100   $6,962,500   $3,187,600   $452,800   $15,879,200
Average deposits    $  711,600   $1,215,700   $6,448,800   $1,527,700   $ 53,200   $ 9,957,000
===================================================================================================

         The following table presents condensed income statements for each segment.

===================================================================================================
                                              Small             Investments
                               Commercial   Business   Consumer  and Public              Segment
($ in thousands)                  Banking    Banking    Banking    Funds      Other       Total
---------------------------------------------------------------------------------------------------
Year ended December 31, 1999
---------------------------------------------------------------------------------------------------
Net interest income ..........   $128,130   $142,138   $279,658   $58,552   $(18,731)   $589,747
Provision for loan losses ....     43,578     17,608     26,883         -       (269)     87,800
---------------------------------------------------------------------------------------------------
Net interest income after
     provision for loan losses     84,552    124,530    252,775    58,552    (18,462)    501,947
---------------------------------------------------------------------------------------------------
Noninterest income ...........     26,805     20,539    166,189     1,048      7,899     222,480
Noninterest expense ..........     51,768     91,990    311,638     7,991    (19,582)    443,805
---------------------------------------------------------------------------------------------------
Income before income taxes ...     59,589     53,079    107,326    51,609      9,019     280,622
Income tax expense ...........     20,856     18,578     37,564    18,063      7,684     102,745
---------------------------------------------------------------------------------------------------
Net income ...................   $ 38,733   $ 34,501   $ 69,762   $33,546   $  1,335    $177,877
===================================================================================================

===================================================================================================
Year ended December 31, 1998
---------------------------------------------------------------------------------------------------
Net interest income ..........   $120,710   $115,582   $261,810   $59,839   $(10,765)   $547,176
Provision for loan losses ....     10,450      5,638     10,844         -        294      27,226
---------------------------------------------------------------------------------------------------
Net interest income after
     provision for loan losses    110,260    109,944    250,966    59,839    (11,059)    519,950
---------------------------------------------------------------------------------------------------
Noninterest income ...........     18,821     17,412    139,181     5,084     11,132     191,630
Noninterest expense ..........     46,967     79,826    292,340     7,216      2,437     428,786
---------------------------------------------------------------------------------------------------
Income before income taxes ...     82,114     47,530     97,807    57,707     (2,364)    282,794
Income tax expense ...........     28,740     16,636     34,233    20,197      3,190     102,996
---------------------------------------------------------------------------------------------------
Net income ...................   $ 53,374   $ 30,894   $ 63,574   $37,510   $ (5,554)   $179,798
===================================================================================================

===================================================================================================
Year ended December 31, 1997
---------------------------------------------------------------------------------------------------
Net interest income ..........   $ 95,046   $ 84,393   $274,488   $48,654   $ (4,520)   $498,061
Provision for loan losses ....      1,068        577      1,660         -        128       3,433
---------------------------------------------------------------------------------------------------
Net interest income after
     provision for loan losses     93,978     83,816    272,828    48,654     (4,648)    494,628
---------------------------------------------------------------------------------------------------
Noninterest income ...........     16,193     13,591    117,317     2,064     10,963     160,128
Noninterest expense ..........     41,273     64,960    300,772     6,302      7,943     421,250
---------------------------------------------------------------------------------------------------
Income before income taxes ...     68,898     32,447     89,373    44,416     (1,628)    233,506
Income tax expense ...........     24,114     11,356     31,281    15,545      3,799      86,095
---------------------------------------------------------------------------------------------------
Net income ...................   $ 44,784   $ 21,091   $ 58,092   $28,871   $ (5,427)   $147,411
===================================================================================================

         Each segment's balance sheet is adjusted to reflect its net funding position. Assets are increased if excess funds are provided; liabilities are increased if the funds are needed to support assets. Segment assets and deposits are decreased for cash items in process of collection, which are reclassified from assets to deposits.

         The Consumer Banking Segment contains an intangible asset related to certain mortgage servicing rights associated with loans originated and sold before January 1, 1995 and all loans originated and retained in the Company's loan portfolio after origination. Noninterest income is adjusted for gains and fees associated with these mortgage servicing rights, and noninterest expense is adjusted for the amortization of these mortgage servicing rights. Generally accepted accounting principles do not allow the capitalization of these servicing rights; therefore, they are not currently recorded in these financial statements.

         Each segment's net interest income includes an adjustment for match funding of the segment's earning assets and liabilities. Match funding is calculated as the economic spread value attributable to the various products of the segment and indicates the historical interest-rate risk taken by the entity as a whole. Interest income for tax-exempt loans is adjusted to a taxable-equivalent basis. Each segment is charged a provision for loan losses that is determined based on each loan's risk rating or loan type. In addition, each reportable segment recognizes income tax assuming a 35% income tax rate. State income tax expense is included in the Other category.

         Direct support costs, such as deposit servicing, technology, and loan servicing and underwriting, are allocated to each segment based on activity-based cost studies, where appropriate, or on various statistics or staff costs. Indirect costs, such as management expenses and corporate support, are allocated to each segment based on various statistics or staff costs. There are no significant intersegment revenues.

         The following is a reconciliation of segment totals to consolidated totals.

================================================================================
                                      Average        Average        Average
($ in thousands)                       Loans          Assets        Deposits
--------------------------------------------------------------------------------
December 31, 1999
--------------------------------------------------------------------------------
Segment total ...................   $10,455,800   $ 17,546,500    $10,879,500
Excess funds invested ...........             -     (3,189,700)             -
Mortgage servicing rights .......             -        (17,500)             -
Reclassification of cash items in
     process of collection ......             -        297,700        297,700
--------------------------------------------------------------------------------
Consolidated total ..............   $10,455,800   $ 14,637,000    $11,177,200
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
December 31, 1998
--------------------------------------------------------------------------------
Segment total ...................   $ 9,121,600   $ 15,879,200    $ 9,957,000
Excess funds invested ...........             -     (2,911,700)             -
Mortgage servicing rights .......             -        (15,900)             -
Reclassification of cash items in
     process of collection ......             -        261,200        261,200
--------------------------------------------------------------------------------
Consolidated total ..............   $ 9,121,600   $ 13,212,800    $10,218,200
================================================================================

========================================================================================================================
                                          Provision                             Income Tax
                             Net Interest  for Loan  Noninterest  Noninterest     Expense
($ in thousands)                Income      Losses      Income      Expense      (Benefit)   Net Income
------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1999
------------------------------------------------------------------------------------------------------------------------
Segment total ...............   $ 589,747    $87,800   $ 222,480    $ 443,805    $ 102,745    $ 177,877
Taxable-equivalent adjustment      (4,942)         -           -            -       (1,730)      (3,212)
Mortgage servicing rights ...           -          -      (7,777)      (2,884)      (1,713)      (3,180)
Income tax expense ..........           -          -           -            -       (3,618)       3,618
------------------------------------------------------------------------------------------------------------------------
Consolidated total ..........   $ 584,805    $87,800   $ 214,703    $ 440,921    $  95,684    $ 175,103
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1998
------------------------------------------------------------------------------------------------------------------------
Segment total ...............   $ 547,176    $27,226   $ 191,630    $ 428,786    $ 102,996    $ 179,798
Taxable-equivalent adjustment      (4,382)         -           -            -       (1,534)      (2,848)
Mortgage servicing rights ...           -          -      (4,201)      (2,631)        (550)      (1,020)
Income tax expense ..........           -          -           -            -       (5,026)       5,026
------------------------------------------------------------------------------------------------------------------------
Consolidated total ..........   $ 542,794    $27,226   $ 187,429    $ 426,155    $  95,886    $ 180,956
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1997
------------------------------------------------------------------------------------------------------------------------
Segment total ...............   $ 498,061    $ 3,433   $ 160,128    $ 421,250    $  86,095    $ 147,411
Taxable-equivalent adjustment      (3,981)         -           -            -       (1,393)      (2,588)
Mortgage servicing rights ...           -          -      (3,712)      (2,371)        (469)        (872)
Income tax expense ..........           -          -           -            -       (3,944)       3,944
------------------------------------------------------------------------------------------------------------------------
Consolidated total ..........   $ 494,080    $ 3,433   $ 156,416    $ 418,879    $  80,289    $ 147,895
========================================================================================================================


Note 25
Contingencies
         The Company is a party to certain legal proceedings arising from matters incidental to its business. Management and counsel are of the opinion that these actions will not have a material effect on the financial condition or operating results of the Company.